Exhibit 99.1

IEG Holdings Corporation Announces Approval for its 19th US State License

IEGH now offers loans online via www.mramazingloans.com in 19 US states covering approximately 200 million people and representing 62% of the US population

Las Vegas, Nevada – (December 22, 2016) – IEG Holdings Corporation (OTCQX: IEGH) announced today that it has been approved for its 19th State License for Ohio and has begun offering loans online to residents of Ohio. Ohio is the 7th most populous state in the US with a population exceeding 11.6 million people. IEGH now offers loans online via www.mramazingloans.com in 19 US states covering approximately 200 million people and representing 62% of the US population.

IEGH currently offers $5,000 and $10,000 unsecured consumer loans that mature in five years, and is licensed and originating direct consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia. IEGH provides loans to residents of these states through its online application portal, with all loans originated, processed and serviced out of its centralized Las Vegas head office, which eliminates the need for any physical offices in all of these states.

Management aims for IEGH to be in a position to offer loans online in 25 US states by mid-2017, covering approximately 240 million people and representing 75% of the US population. Since January 2014, cumulative loan volume has, in less than 3 years, increased by 2,302% from $587,000 to $14,099,023 as of December 21, 2016 after lending a further $80,000 to date in December.

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About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) (“IEG Holdings”) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 19 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states by mid-2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626